CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Oxford Media, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report on the consolidated financial statements of Oxford Media, Inc. and subsidiaries dated October 11, 2005, in the Registration Statement of Oxford Media, Inc. on Form SB-2 relating to the registration of 19,717,857 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell
HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 1, 2006